Definition, Ltd. Page 1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 1997

Commission file number 0-20598

DEFINITION, LTD.
                      (Name of Small Business Issuer in its Charter)


      NEVADA                                         75-2293489
    (State of other jurisdiction of                  ( I-R-S. Employer
    incorporation or organization)                Identification Number)

1334 South Killian Drive, Unite 4, Lake Park, Florida 33403
(Address of Principal Executive office, including zip code)

	                                (561) 844-7701
(Issuer's telephone number, including area code)

















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Item No. 1. Changes in Control of

No events to report.


Item No. 2. Acquisition or Disposition of Assets.

No events to report.


Item No. 3. Bankruptcy or Receivership.

No events to report.


Item No. 4.  Changes in Registrant's Certifying Accountant.

Pursuant to Item 304 of Regulation S-K, the Company makes the following representations:

Item 204(a)(1)

(i)    On December 10, 1997, Smith, Dance, and Company's contract as auditor
 of the Company was                 terminated by mutual agreement;

(ii)   On December 15, 1997, the Company reached an agreement with
Clancy and Co., P.L.L.C. whereby Clancy and Co., P.L.L.C. was engaged to act as the Company's auditors commencing with the Company's audit for the year ending December 31, 1997 and 1996;

(iii) The principal accountant's report on the Company's financial statements for either of the past two (2) years has not contained either an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles;

(iv) The change in accountants was approved by the Board of Directors and the Shareholders of the Company;

(v) During the registrant's two most recent fiscal years and subsequent interim period up to the date of the change of accountants, there were no disagreements with the former accountant on any matter of accounting principle or practices, financial statement disclosure, or auditing scope of procedure. (See Exhibit "I" - Former Accountant Letter).

Item 304(a)(2)

On December 15, 1997, Company reached its agreement with Clancy and Co., P.L.L.C. Prior to the engagement agreement date the Company had not received any auditing, accounting or financial opinions.

Item No. 5.   Other Events

No events to report.
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Item No. 6.    Resignation of Registrant's Directors,

No events to report.


Item No. 7.  Financial Statements.  Pro forma Financial Information and
Exhibits,

Exhibit 1 - Former Accountant's Letter.
Exhibit 2 - Clancy and Co., P.L.L.C. Engagement Letter

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, Definition, Ltd.

	By:       /s/ Charles Kiefner                        Dated: March 6, 1998
		Charles Kiefner, President


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